                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1996, except for Note 11, as to which the date is July 19, 1996, of Ventana Medical Systems, Inc. in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-4461) and related Prospectus of Ventana Medical Systems, Inc., for the registration of 2,357,500 shares of its common stock.


Tucson, Arizona

July 25, 1996